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                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media, Inc.:

    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to all references to our Firm included in this registration statement.

                                           ARTHUR ANDERSEN LLP

New York, New York


June 15, 1998